Exhibit 99.1

For more information contact:
Kevin Eichner or Frank Sanfilippo (314) 725 5500
Melissa Sturges (816) 221 7500 or Ann Marie Mayuga (314) 469 4798

ENTERPRISE FINANCIAL REPORTS 7% INCREASE IN
FIRST QUARTER NET INCOME

•	Fully diluted EPS at $0.26, down $0.02 from first quarter of 2006
•	Loans grow 40% in the past year
•	Trust profits rise 45% over same period in 2006
•	Clayco (Great American Bank) acquisition completed
•	Company issues earnings guidance for 2007

St. Louis, April 17, 2007. Enterprise Financial Services Corp (NASDAQ:  EFSC), the parent company of Enterprise Bank & Trust of St. Louis, MO, reported first quarter 2007 net income of $3.2 million, a 7% increase over the $3.0 million reported in the first quarter of 2006. Earnings per fully diluted share for the first quarter were $0.26, down $0.02 from the prior year’s first quarter.

As previously reported, the Company completed its acquisition of Kansas City-based Clayco Banc Corporation and its wholly owned subsidiary, Great American Bank (“Great American”) for $37 million in EFSC common stock (60%) and cash (40%) on February 28, 2007. At the time of acquisition, Great American had loans of $169 million and deposits of $150 million (including $26 million of brokered deposits).  Over the last three quarters, Enterprise has tripled its market position in Kansas City through a combination of acquisitions and organic growth.

Commenting on the quarterly results, EFSC President and CEO Kevin Eichner said,  “Our first quarter results were generally consistent with our 2007 plan. Our internal budget anticipated level earnings per share for the first two quarters in comparison to 2006, with strong growth in the third and fourth quarters as we digest the effects of our two recent bank acquisitions.  Accordingly, our net income quarter-to-quarter was up, but our earnings per share declined slightly. In addition to strong loan growth and the increase in Trust profitability, major drivers in the quarter were the increased share counts and higher non-interest expenses related to the new acquisitions, margin compression due to a prolonged inverted yield curve and related competitive pressures, an increase in non-performing loans, and a decrease in Millennium profits.”

“Overall, we were pleased with the performance of our banking business as loans grew by $426 million or 40% and deposits increased by $404 million or 39% in comparing the quarter to the first quarter of 2006. Our net interest rate margin did decline by 13 basis points, but that certainly appears to be well within bounds of what the industry as a whole is experiencing. The increase in non-performing loans is largely attributable to one builder relationship totaling $4.7 million which management believes is well secured.  While our Wealth Management line of business showed a decrease in revenues of 11%, our Trust division enjoyed an excellent 45% increase in its profitability for the quarter.  Though revenues and profits were down, Millennium’s paid premium on life cases was actually up 29% in the quarter. Accordingly, we expect a very strong second quarter from this unit.  We are very happy in this general banking environment to have the diversification of our wealth management franchises and their growth potential as we look forward to the rest of 2007 and beyond,” he said.

He continued, “We normally do not provide any form of earnings guidance until mid-year after performance dynamics have made themselves more evident. While we certainly do not run the company for quarterly outcomes, we thought it appropriate in this particular circumstance to communicate our own budget expectations for 2007, which call for earnings per share to be relatively flat through the first two quarters, then rising in the third and fourth quarters on the strength of expected loan growth, increased productivity and overhead absorption, and continued growth from our wealth management businesses.  For 2007 as a whole, we continue to target strong double-digit increases in earnings per share in the 12% to 15% range. While this is lower than our four-year earnings per share compound annual growth rate of 27% posted from 2002 through 2006, we expect our annual rate of growth to again be at or near the top of the industry this year.”

“Our 2007 targets assume, among many other factors, that loans grow by 10%-13% organically (not including Great American), our net interest margin holds at 3.83%-3.88%, Great American generates earnings of $2.5-$3.0 million, the trust business delivers pre-tax profits of $1.5-$1.7 million, Millennium produces $1.9-$2.2 million in pre-tax earnings all in, and loan losses remain well within the company’s long-range plan boundaries.  With respect to our long-range plan, we see no reason at this point to adjust our organic growth model assumptions (See Form 8-K filed November 27, 2006) as we view some of the current pressures on earnings to be temporary.” Eichner noted.

Banking Line of Business

Net interest income increased $3.0 million, or 25% in the first quarter of 2007 versus the same quarter in 2006.  At quarter end, portfolio loans were up $181 million from year-end and $426 million or 40% from one year ago.  While loan pipelines and new fundings remained strong, these were partially offset by some unexpected payoffs and line paydowns which resulted in modest organic growth for the quarter.

Total deposits grew $131 million from December 31, 2006 and $404 million, or 39% from the same period one year ago.  Organically, we experienced seasonal deposit runoff consistent with our history, but at lower levels. The deposit mix for the first quarter remained favorable as non-interest bearing deposits or DDA represented 16% of average deposits and brokered deposits represented 10% of total deposits at the end of the quarter.  This is particularly encouraging as these ratios include the effects of NorthStar’s and Great American’s non core deposits on the totals.

The tax-equivalent net interest rate margin for the first quarter decreased 12 basis points from the fourth quarter of 2006 and 13 basis points from the first quarter of 2006.  Most of the decline in the rate margin since fourth quarter is due to the higher cost of deposits and interest reversals on nonperforming loans, with the rest due to higher levels of subordinated debentures associated with the acquisition of Great American.

The Bank’s asset performance statistics weakened slightly but overall asset quality remains solid. The company had net charge-offs during the quarter of $628,000 or 0.19% annualized on two credits that were previously classified and for which loss reserves had been specifically allocated. For the quarter, the provision for loan losses was $850,000 versus $800,000 in the same quarter of 2006.  The increase in the provision for loan losses was due to higher non-performing asset levels than a year ago mostly offset by lower loan growth.

Nonperforming loans totaled $9.9 million or 0.66% of total loans versus 0.49% and 0.13% at December 31, 2006 and March 31, 2006, respectively.  The increase in nonperforming loans from year end was partially offset by the net charge-offs noted previously and loan paydowns.    The Company’s allowance for loan losses represented 1.29% of portfolio loans at March 31, 2007 which is consistent with levels at year end 2006 and one year ago.

Increases in Deposit Service Charges and Other Income for the quarter versus the same quarter in 2006 relate to the acquisitions of NorthStar in July, 2006 and Great American, along with growth in the existing client base for deposit products and related services.

Wealth Management Line of Business

For the first quarter of 2007, Wealth Management revenue declined $356,000 or 11% from the same quarter in 2006, attributable to a $464,000 decline in revenue from Millennium. This decrease was partially offset by a $108,000 increase in revenue from Trust.  For the quarter, Enterprise Trust revenues grew 7%, while pre-tax earnings grew 45% from the same quarter in 2006 as this business continues to benefit from strong operating leverage.

After amortization of intangibles, the cost of related debt, and minority interest, Millennium posted a pre-tax loss of $229,000 in the first quarter versus pre-tax earnings of $292,000 in the same quarter of 2006.  In addition to the revenue decline noted previously, expenses at Millennium increased $355,000 from the first quarter of 2006 primarily due to hiring additional operations, underwriting and sales support personnel, which have allowed the unit to expand its distribution network and improve service levels.

Other Business Results

For the quarter, the Company’s efficiency ratio moved from 61% in 2006 to 67% in 2007 due to the increase in expenses from acquisitions and various growth initiatives and the decline in revenue at Millennium.  Non-interest expenses were $11.9 million in the first quarter of 2007 versus $9.3 million in the same quarter of 2006, an increase of $2.6 million or 28%.  In addition to increased expenses at Millennium, approximately $1.1 million of this increase is due to incremental expenses related to the NorthStar acquisition and $322,000 of incremental expenses related to Great American.  Finally, the Company added new talent and infrastructure to support its expansion in International Banking, Wholesale Banking, Wealth Management and Treasury Management.

“Strategically, we are using this environment to make advantageous incremental investments in new markets, services and talent as many of our competitors pull back or slow their growth.  We believe it is an opportune time to further solidify our markets and to position Enterprise for its next stage of growth and expansion. This is precisely the same kind of thinking that led us to invest heavily in wealth management several years ago when others would or could not do so,” concluded Eichner.

Enterprise Financial operates commercial banking and wealth management businesses mostly in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to the Consolidated Financial Summary attached for more details.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in  Enterprise Financial’s 2006 Annual Report on Form 10-K.  Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

INCOME STATEMENTS

	For the Quarter Ended

($ In thousands, except per share data)	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006

Total interest income	$27,848	$26,966	$26,364	$21,659	$19,429
Total interest expense	13,929	12,927	12,525	9,517	8,172

Net interest income	13,919	14,039	13,839	12,142	11,257
Provision for loan loss	850	350	240	737	800

Net interest income after provision for loan losses	13,069	13,689	13,599	11,405	10,457
NONINTEREST INCOME
Wealth Management revenue	2,963	3,791	3,468	3,231	3,319
Deposit service charges	659	592	603	532	501
Gain on sale of mortgage loans	65	65	95	48	23
Other income	212	214	159	141	134

Total noninterest income	3,899	4,662	4,325	3,952	3,977
NONINTEREST EXPENSE
Salaries and benefits	7,308	6,849	6,754	5,843	5,801
Occupancy	878	1,009	737	608	611
Furniture and equipment	315	222	317	239	250
Other	3,360	3,748	3,144	2,630	2,632

Total noninterest expense	11,861	11,828	10,952	9,320	9,294
Minority interest in net income of consolidated subsidiary	(157)	(48)	(434)	60	(453)

Income before income tax	4,950	6,475	6,538	6,097	4,687
Income taxes	1,792	2,084	2,356	2,196	1,689

Net income	$3,158	$4,391	$4,182	$3,901	$2,998

Basic earnings per share	$0.27	$0.38	$0.37	$0.37	$0.29
Diluted earnings per share	$0.26	$0.37	$0.35	$0.36	$0.28
Return on average assets	0.80%	1.14%	1.10%	1.23%	0.98%
Return on average equity	8.92%	13.24%	12.99%	16.00%	12.89%
Efficiency ratio	66.57%	63.25%	60.30%	57.91%	61.01%
Noninterest expense to average assets	3.00%	3.08%	2.89%	2.93%	3.05%
YIELDS (fully tax equivalent)
Loans	7.94%	7.95%	7.90%	7.65%	7.22%
Securities	4.31%	4.21%	4.11%	4.00%	3.91%
Federal funds sold	5.51%	5.43%	5.29%	5.28%	4.45%
Yield on earning assets	7.66%	7.57%	7.54%	7.29%	6.83%
Interest bearing deposits	4.42%	4.32%	4.17%	3.71%	3.38%
Borrowed Funds	4.99%	4.61%	5.04%	4.85%	4.37%
Subordinated debt	7.21%	7.37%	7.31%	7.08%	6.84%
Cost of paying liabilities	4.55%	4.42%	4.31%	3.93%	3.54%
Net interest spread	3.11%	3.15%	3.23%	3.36%	3.29%
Net interest rate margin	3.86%	3.98%	3.99%	4.11%	3.99%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

BALANCE SHEETS

($ In thousands)	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006

ASSETS
Cash and due from banks	$41,846	$41,558	$53,113	$48,663	$42,597
Federal funds sold	6,992	7,066	6,959	3,034	6,027
Interest-bearing deposits	1,144	1,669	2,614	2,007	104
Debt and equity investments	119,056	111,210	114,860	109,449	110,333
Loans held for sale	4,650	2,602	5,268	3,028	2,447
Portfolio loans	1,492,460	1,311,723	1,269,391	1,108,906	1,066,084
Less allowance for loan losses	19,220	16,988	17,805	14,449	13,964

Net loans	1,473,240	1,294,735	1,251,586	1,094,457	1,052,120

Premises and equipment, net	22,724	17,047	15,295	13,941	13,624
Other real estate	1,064	1,500	1,182	—	—
Goodwill	55,284	29,983	29,804	12,004	12,004
Core deposit intangible	3,886	2,153	2,261	—	—
Other amortizing intangibles	3,408	3,636	3,864	4,092	4,320
Other assets	23,329	22,428	21,369	15,866	14,508

Total assets	$1,756,623	$1,535,587	$1,508,175	$1,306,541	$1,258,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest bearing deposits	$214,965	$234,849	$222,668	$195,719	$192,997
Interest bearing deposits	1,231,139	1,080,659	1,059,282	879,995	848,633

Total deposits	1,446,104	1,315,508	1,281,950	1,075,714	1,041,630
Subordinated debentures	56,807	35,054	35,054	30,930	30,930
FHLB advances	75,387	26,995	38,162	88,653	75,068
Other borrowings	12,786	13,757	13,731	4,810	7,221
Other liabilities	6,837	11,279	11,113	7,237	7,729

Total liabilities	1,597,921	1,402,593	1,380,010	1,207,344	1,162,578
Shareholders’ equity	158,702	132,994	128,165	99,197	95,506

Total liabilities and shareholders’ equity	$1,756,623	$1,535,587	$1,508,175	$1,306,541	$1,258,084

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

	For the Quarter Ended

($ In thousands, except per share data)	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006

EARNINGS SUMMARY
Net interest income	$13,919	$14,039	$13,839	$12,142	$11,257
Provision for loan losses	850	350	240	737	800
Wealth Mangement revenue	2,963	3,791	3,468	3,231	3,319
Noninterest income	936	871	857	721	658
Noninterest expense	11,861	11,828	10,952	9,320	9,294
Minority interest in net income of consolidated subsidiary	(157)	(48)	(434)	60	(453)
Income before income tax	4,950	6,475	6,538	6,097	4,687
Net income	3,158	4,391	4,182	3,901	2,998
Diluted earnings per share	$0.26	$0.37	$0.35	$0.36	$0.28
Return on average equity	8.92%	13.24%	12.99%	16.00%	12.89%
Net interest rate margin (fully tax equivalized)	3.86%	3.98%	3.99%	4.11%	3.99%
Efficiency ratio	66.57%	63.25%	60.30%	57.91%	61.01%
MARKET DATA
Book value per share	$12.86	$11.52	$11.19	$9.44	$9.13
Tangible book value per share	$8.03	$8.42	$8.05	$7.91	$7.57
Market value per share	$28.00	$32.58	$30.86	$25.45	$27.39
Period end common shares	12,340	11,540	11,452	10,508	10,466
Average basic common shares	11,835	11,491	11,397	10,490	10,465
Average diluted common shares	12,198	11,892	11,823	10,876	10,856
ASSET QUALITY
Net charge-offs (recoveries)	$628	$1,167	$(46)	$251	$(174)
Nonperforming loans	$9,855	$6,363	$6,214	$893	$1,353
Nonperforming loans to total loans	0.66%	0.49%	0.49%	0.08%	0.13%
Allowance for loan losses to total loans	1.29%	1.30%	1.40%	1.30%	1.31%
Net charge-offs (recoveries) to average loans (annualized)	0.19%	0.37%	(0.01)%	0.09%	(0.07)%
CAPITAL
Average equity to average assets	8.96%	8.65%	8.49%	7.66%	7.63%
Tier 1 capital to risk-weighted assets	9.50%	9.63%	9.54%	9.87%	9.87%
Total capital to risk-weighted assets	10.85%	10.87%	10.79%	11.11%	11.11%
Tangible equity to tangible assets	5.67%	6.48%	6.26%	6.44%	6.38%
AVERAGE BALANCES
Portfolio loans	$1,365,340	$1,265,000	$1,257,394	$1,079,063	$1,020,866
Earning assets	1,487,193	1,426,341	1,400,706	1,202,676	1,165,389
Total assets	1,601,266	1,521,640	1,504,253	1,276,878	1,235,691
Deposits	1,327,177	1,301,686	1,262,544	1,044,498	1,060,035
Shareholders’ equity	143,514	131,621	127,685	97,786	94,338
LOAN PORTFOLIO
Commercial and industrial	$379,147	$352,914	$343,776	$323,109	$299,706
Commercial real estate	671,709	576,172	553,486	438,684	428,696
Construction real estate	251,184	196,851	185,743	162,589	155,361
Residential real estate	157,473	150,244	148,369	148,650	144,228
Consumer and other	32,947	35,542	38,017	35,874	38,093

Total loan portfolio	$1,492,460	$1,311,723	$1,269,391	$1,108,906	$1,066,084
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$214,965	$234,849	$222,668	$195,719	$192,997
Interest-bearing transaction accounts	123,848	111,725	101,262	99,887	108,699
Money market and savings accounts	582,231	556,947	507,407	471,526	472,247
Certificates of deposit	525,060	411,987	450,613	308,582	267,687

Total deposit portfolio	$1,446,104	$1,315,508	$1,281,950	$1,075,714	$1,041,630

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

	For the Quarter Ended

($ In thousands, except per share data)	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006

YIELDS (fully tax equivalent)
Loans	7.94%	7.95%	7.90%	7.65%	7.22%
Securities	4.31%	4.21%	4.11%	4.00%	3.91%
Federal funds sold	5.51%	5.43%	5.29%	5.28%	4.45%
Yield on earning assets	7.66%	7.57%	7.54%	7.29%	6.83%
Interest bearing deposits	4.42%	4.32%	4.17%	3.71%	3.38%
Borrowed Funds	4.99%	4.61%	5.04%	4.85%	4.56%
Subordinated debt	7.21%	7.37%	7.31%	7.08%	6.84%
Cost of paying liabilities	4.55%	4.42%	4.31%	3.93%	3.55%
Net interest spread	3.11%	3.15%	3.23%	3.36%	3.28%
Net interest rate margin	3.86%	3.98%	3.99%	4.11%	3.99%
WEALTH MANAGEMENT
Trust Assets Under Management	$1,047,700	$1,042,146	$996,142	$983,365	$976,425
Trust Assets Under Administration	1,659,573	1,634,834	1,567,164	1,536,437	1,563,394